Exhibit 10.2

CHANGE OF CONTROL AGREEMENT

THIS CHANGE OF CONTROL AGREEMENT (the “Agreement”), is made on this 23rd day of June, 2006, by and between The Bank of New Jersey (the “Bank”) and Stephanie Caggiano (the “Employee”).

WHEREAS, the Employee serves as an employee of the Bank; and

WHEREAS, the Bank and the Employee desire to establish certain protections for the Employee in the event of Employee’s termination of employment under the circumstances described herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises contained herein, and intending to be bound hereby, the parties agree as follows:

SECTION 1.         Change of Control:

1.1.         Change in Control Definition:  For purposes of this Agreement, the term “Change in Control” means any of the following:

(a)           any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities and Exchange Act of 1934 (the “Exchange Act”)), other than the Bank, a subsidiary of the Bank, an employee benefit plan of the Bank or a subsidiary of the Bank (including a related trust), becomes the beneficial owner (as determined pursuant to Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Bank representing more than 50% of the combined voting power of the Bank’s then outstanding securities, notwithstanding whether the Bank is otherwise subject to the terms of the Exchange Act;

(b)           the occurrence of a sale of all or substantially all of the assets of the Bank to an entity which is not a direct or indirect subsidiary of the Bank;

(c)           the occurrence of a reorganization, merger, consolidation or similar transaction involving the Bank, unless (A) the shareholders of the Bank immediately prior to the consummation of any such transaction will initially own securities representing a majority of the voting power of the surviving or resulting corporation, and (B) the directors of the Bank immediately prior to the consummation of such transaction will initially represent a majority of the directors of the surviving or resulting corporation; or

(d)           any other event which is at any time irrevocably designated as “Change in Control” for purposes of this Agreement by resolution adopted by a majority of the directors of the Bank.

1.2.         Termination:  The Employee may terminate his employment upon a Change of Control of the Bank.  The Employee, within ninety (90) days of a Change of Control as defined herein may resign from employment by the Bank by a notice in writing (the “Notice of Termination”) delivered to the Bank.  In such event, the Employee will be entitled to the payment described in this Agreement.  The Employee shall not be entitled to any payment described in this Agreement in the event the Employee is not employed by the Bank on the date of a Change of Control.

1.3.         Change of Control Payment:  In the event that during the term of this Agreement the Employee resigns due to a Change of Control, by delivery of a Notice of Termination, the Employee will be entitled to an amount equal to two (2) times the amount of the highest annual base salary paid to him during the year of termination or the immediately preceding two years, such amount to be paid to the Employee in one lump-sum payment within 30 days following the date of termination of employment.

SECTION 2.         Miscellaneous.

2.1.         No Liability of Officers and Directors for Severance Upon Insolvency.  Notwithstanding any other provision of the Agreement and intending to be bound by this provision, the Employee hereby (a) waives any right to claim payment of amounts owed to him or her, now or in the future, pursuant to this Agreement from directors or officers of the Bank if the Bank becomes insolvent, and (b) fully and forever releases and discharges the Bank’s officers and directors from any and all claims, demands, liens, actions, suits, causes of action or judgments arising out of any present or future claim for such amounts.

2.2.         Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the Bank and Employee and their respective successors, executors, administrators, heirs and/or permitted assigns; provided, however, that neither Employee nor the Bank may make any assignments of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party, except that, without such consent, the Bank may assign this Agreement to any successor to all or substantially all of its assets and business by means of liquidation, dissolution, merger, consolidation, transfer of assets, or otherwise.

2.3.         Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without regard to the application of the principles of conflicts of laws.

2.4.         Enforcement.  Any legal proceeding arising out of or relating to this Agreement will be instituted in the United States District Court for the District of New Jersey, or if that court does not have or will not accept jurisdiction, in any court of general jurisdiction in the State of New Jersey, and the Employee and the Bank hereby consent to the personal and exclusive jurisdiction of such court(s) and hereby waive any objection(s) that they may have to personal jurisdiction, the laying of venue of any such proceeding and any claim or defense of inconvenient forum.

2.5.         Waivers; Separability.  The waiver by either party hereto of any right hereunder or any failure to perform or breach by the other party hereto shall not be deemed a waiver of any other right hereunder or any other failure or breach by the other party hereto, whether of the same or a similar nature or otherwise.  No waiver shall be deemed to have occurred unless set forth in a writing executed by or on behalf of the waiving party.  No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

2.6.         Notices.  All notices and communications that are required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when delivered personally or upon mailing by registered or certified mail, postage prepaid, return receipt requested, as follows:

If to Employee:

Stephanie Caggiano
108 Passaic Avenue, Apt. C23
Nutley, NJ  07110

If to the Bank

The Bank of New Jersey
204 Main Street
Fort Lee, NJ  07024
Attention: Armand Leone

With a copy to:

Pepper Hamilton LLP
300 Alexander Park
Princeton, NJ  08543-5276
Attention: Dennis R. Casale, Esq.

or to such other address as either party may from time to time duly specify by notice given to the other party in the manner specified above.

2.7.         Entire Agreement; Amendments.  This Agreement contains the entire agreement and understanding of the parties relating to the provision of severance benefits upon termination in connection with a Change of Control, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature relating to that subject.

2.8.         Withholding.  The Bank will withhold from any payments due to Employee hereunder, all taxes, FICA or other amounts required to be withheld pursuant to any applicable law.

2.9.         Headings Descriptive.  The headings of sections and paragraphs of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

2.10.       Counterparts and Facsimiles.  This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

2.11.       No Duty to Mitigate.  Employee shall not be required to mitigate damages or the amount of any payments provided for under this Agreement by seeking other employment or otherwise, nor will any payment or benefit hereunder be subject to offset or reduction in the event Employee does mitigate.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date and year first above written.

THE BANK OF NEW JERSEY

By:	/s/ Albert F. Buzzetti
Albert F. Buzzetti
Title:	President

EMPLOYEE

/s/ Stephanie Caggiano
Stephanie Caggiano